UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

PROLOGIS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-13545	94-3281941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices, including zip code)

(415) 394-9000

(Registrant’s telephone number, including area code)

AMB Property Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to amend the Current Report on Form 8-K filed by AMB Property Corporation, now known as Prologis, Inc. (the “Company”), on May 10, 2011 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s 2011 Annual Meeting of Stockholders held on May 5, 2011 (the “Annual Meeting”). Except for the following, this Amendment No. 1 does not modify or update any other disclosure contained in the Original 8-K, and this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, at the Annual Meeting the stockholders recommended, on a non-binding basis, that an advisory vote on the Company’s executive compensation (referred to as “Say-on-Pay” votes) should be held annually.

In light of the merger of equals transaction completed on June 3, 2011 between the Company and ProLogis that resulted in the combined company named Prologis, Inc., and the resulting significant changes to the board of directors, stockholders and management of the Company, the Company will hold an advisory Say-on-Pay vote and an advisory vote on the frequency of future Say-on-Pay votes at the Company’s Annual Meeting of Stockholders in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prologis, Inc.

Date: November 3, 2011	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Deputy General Counsel and Assistant Secretary

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